Exhibit 3.1

Company No. 13624182

THE COMPANIES ACT 2006

PRIVATE COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

Polestar Automotive Holding UK Limited

KIRKLAND & ELLIS INTERNATIONAL LLP

Table of Contents

Preliminary

1	Exclusion of Model Articles	1

2	Defined terms	1

3	Liability of members	2

4	Name	2

Directors’ Powers and Responsibilities

5	Directors’ general authority	3

6	Shareholders’ reserve power	3

7	Directors may delegate	3

8	Committees	4

Decision-Making by Directors

9	Sole director	4

10	Directors to take decisions collectively	4

11	Calling a directors’ meeting	4

12	Participation in directors’ meetings	5

13	Quorum for directors’ meetings	5

14	Chairman	5

15	Directors’ written resolutions	5

16	Directors’ discretion to make further rules	6

17	Record keeping	6

Directors’ Conflicts of Interest

18	Directors’ interests	6

19	Authorisation of conflicts	6

20	Confidential information	8

Appointment of Directors

21	Methods of appointing directors	8

22	Termination of director’s appointment	9

23	Executive directors	9

24	Directors’ remuneration	10

25	Directors’ expenses	10

26	Alternate directors	10

Shares

27	All shares to be fully paid	11

28	Powers to issue different classes of share	11

29	Redeemable shares	11

30	Share warrants	11

31	Payment of commissions on subscription for shares	12

32	Allotment of shares	12

33	Exclusion of pre-emption rights	12

34	Company not bound by less than absolute interests	12

35	Share certificates	12

36	Replacement share certificates	13

37	Lien	13

Transfer and Transmission of Shares

38	Share transfers	14

39	Transmission of shares	15

40	Exercise of transmittees’ rights	15

41	Transmittees bound by prior notices	15

Dividends and Other Distributions

42	Procedure for declaring dividends	16

43	Payment of dividends and other distributions	16

44	Deductions from distributions in respect of sums owed to the company	17

45	No interest on distributions	17

46	Unclaimed distributions	17

47	Non-cash distributions	18

48	Waiver of distributions	18

Capitalisation of Profits

49	Authority to capitalise and appropriation of capitalised sums	19

General Meetings

50	Attendance and speaking at general meetings	20

51	Quorum for general meetings	20

52	Chairing general meetings	20

53	Attendance and speaking by directors and non-shareholders	21

54	Adjournment	21

55	Voting	22

56	Errors and disputes	22

57	Poll votes	22

58	Content of proxy notices	23

59	Delivery of proxy notices	23

60	Amendments to resolutions	24

Administrative Arrangements

61	Means of communication to be used	24

62	Company seal	25

63	No right to inspect accounts and other records	25

Directors’ Indemnity and Insurance

64	Indemnity	25

65	Insurance	25

PRELIMINARY

1	Exclusion of Model Articles

The model articles of association contained in Schedule 1 to the Companies (Model Articles) Regulations 2008 are excluded and do not apply to the company.

2	Defined terms

In these articles:

“2006 Act”	means the Companies Act 2006;

“articles”	means the company’s articles of association;

“bankruptcy”	includes individual insolvency proceedings in a jurisdiction other than England and Wales or Northern Ireland which have an effect similar to that of bankruptcy;

“Companies Acts”	means the Companies Acts (as defined in section 2 of the 2006 Act), in so far as they apply to the company;

“conflict of interest”	means a situation in which a director has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with the interests of the company, and which the director has a duty to avoid under section 175 of the 2006 Act;

“Class A Ordinary Share”	means an ordinary share of USD 0.01 each in the share capital of the Company which is designated as a Class A Ordinary Share;

“director”	means a director of the company, and includes any person occupying the position of director, by whatever name called;

“distribution recipient”	has the meaning given in article 43.2;

“document”	includes, unless otherwise specified, any document sent or supplied in electronic form;

“electronic form”	has the meaning given in section 1168 of the 2006 Act;

“fully paid”	in relation to a share, means that the nominal value and any premium to be paid to the company in respect of that share have been paid to the company;

“hard copy form”	has the meaning given in section 1168 of the 2006 Act;

“holder”	in relation to shares means the person whose name is entered in the register of members as the holder of the shares;

“instrument”	means a document in hard copy form;

“lien enforcement notice”	has the meaning given in article 37.3(b);

“ordinary resolution”	has the meaning given in section 282 of the 2006 Act;

“paid”	means paid or credited as paid;

“person”	includes any individual, firm, company, corporation, government, state or agency of a state or any undertaking (within the meaning of section 1161 of the 2006 Act) or other association (whether or not having separate legal personality);

“proxy notice”	has the meaning given in article 58.1;

“shareholder”	means a person who is the holder of a share;

“shares”	means Class A Ordinary Shares or any other shares in the capital of the company;

“special resolution”	has the meaning given in section 283 of the 2006 Act;

“subsidiary”	has the meaning given in section 1159 of the 2006 Act;

“transmittee”	means a person entitled to a share by reason of the death or bankruptcy of a shareholder or otherwise by operation of law; and

“writing”	means the representation or reproduction of words, symbols or other information in a visible form by any method or combination of methods, whether sent or supplied in hard copy form, in electronic form or otherwise, and “written” means in writing.

3	Liability of members

The liability of the members is limited to the amount, if any, unpaid on the shares held by them.

4	Name

The name of the company may be changed by written notice to the company given by members together representing not less than 75% of the total voting rights of all members who would be entitled to vote on a special resolution to that effect.

DIRECTORS’ POWERS AND RESPONSIBILITIES

5	Directors’ general authority

5.1	Subject to these articles, the directors are responsible for the management of the company’s business, for which purpose they may exercise all the powers of the company.

5.2	In particular, the directors may exercise all the powers of the company:

(a)	to borrow money;

(b)	to mortgage or charge all or part of the undertaking, property and assets (present or future) and uncalled capital of the company;

(c)	to issue debentures and other securities, subject to the Companies Acts and the articles; and

(d)	to give security, either outright or as collateral security, for any debt, liability or obligation of the company or of any third party.

5.3	If the company has only one director, the sole director shall have authority to exercise all the powers and discretions expressed by these articles to be vested in the directors generally.

6	Shareholders’ reserve power

6.1	The shareholders may, by special resolution, direct the directors to take, or refrain from taking, specified action.

6.2	No such special resolution invalidates anything which the directors have done before the passing of the resolution.

7	Directors may delegate

7.1	Subject to the articles, the directors may delegate any of the powers which are conferred on them under the articles:

(a)	to such person or committee;

(b)	by such means (including by power of attorney);

(c)	to such an extent;

(d)	in relation to such matters or territories; and

(e)	on such terms and conditions,

as they think fit.

7.2	If the directors so specify, any such delegation may authorise further delegation of the directors’ powers by any person to whom those powers are delegated.

7.3	The directors may revoke any delegation in whole or part, or alter its terms and conditions.

8	Committees

8.1	Committees to which the directors delegate any of their powers must follow procedures which are based, as far as applicable, on the provisions of these articles governing decision-making by directors.

8.2	The directors may make rules of procedure for all or any committees, which shall prevail over rules derived from these articles if they are not consistent with them.

DECISION-MAKING BY DIRECTORS

9	Sole director

If the company has only one director, the sole director may take decisions without regard to the following regulations relating to directors’ decision-making.

10	Directors to take decisions collectively Any decision of the directors must be:

(a)	a majority decision; and

(b)	taken either at a directors’ meeting or in the form of a directors’ written resolution.

11	Calling a directors’ meeting

11.1	Any director may call a directors’ meeting by giving notice of the meeting to each director or by authorising the company secretary (if any) to give such notice.

11.2	Notice of any directors’ meeting must indicate:

(a)	the proposed date and time of the meeting;

(b)	where the meeting is to take place; and

(c)	if it is anticipated that directors participating in the meeting will not be in the same place, how it is proposed that they should communicate with each other during the meeting.

11.3

Notice of a directors’ meeting may be given to each director by word of mouth (including by telephone) or in writing to an address given by him to the company for that purpose or, if none has been given, to his last known address.

11.4

A director may waive his entitlement to notice of any directors’ meeting either prospectively or retrospectively. Where notice is so waived, the validity of the meeting, or any business conducted at it, shall not be called into question on the grounds that notice was not given to that director.

12	Participation in directors’ meetings

12.1	Any director may take part in a directors’ meeting by way of any communication equipment that allows each participant:

(a)	to hear each of the other participants; and

(b)	to speak to all other participants simultaneously.

12.2	A director taking part in this way shall be treated as being present at the meeting and, subject to the articles, will count in the quorum and will be entitled to vote.

13	Quorum for directors’ meetings

13.1	At a directors’ meeting, unless a quorum is participating, no proposal may be voted on except a proposal to call another meeting.

13.2	The quorum for directors’ meetings may be fixed from time to time by a decision of the directors, and unless otherwise fixed it is two.

13.3	If, at any time, the total number of directors is less than the quorum, the quorum shall be the total number of directors then in office.

14	Chairman

14.1 The directors may appoint a director to be the chairman of directors’ meetings.

14.2 The directors may terminate the chairman’s appointment at any time.

14.3

The chairman shall chair every directors’ meeting in which he is participating, but if the chairman is not participating in a directors’ meeting within ten minutes of the time at which the meeting was to start, the participating directors may appoint one of themselves to chair that meeting.

15	Directors’ written resolutions

15.1	Any director may propose a directors’ written resolution by giving written notice of the proposed resolution to each director or by authorising the company secretary (if any) to give such notice.

15.2	A resolution passed as a directors’ written resolution shall be effective as if it had been passed at a meeting of the directors.

15.3	A resolution is passed as a directors’ written resolution when a majority of the directors who would be entitled:

(a)	to participate in a directors’ meeting to consider such resolution; and

(b)	to count in the quorum and vote on such resolution at that meeting,

have signed a copy of such resolution or otherwise approved such resolution in writing, but if a later time for adoption was specified in the notice proposing such resolution, the resolution shall not be treated as passed until the specified time.

15.4	A directors’ written resolution that is signed or approved by an alternate director need not also be signed or approved by the director who appointed him and vice versa.

15.5

A director may waive his entitlement to notice of any directors’ written resolution either prospectively or retrospectively. Where notice is so waived, the validity of the directors’ written resolution shall not be called into question on the grounds that notice was not given to that director.

16	Directors’ discretion to make further rules

Subject to the preceding regulations, the directors may regulate their decision-making processes as they think fit.

17	Record keeping

17.1	The directors must ensure that the company keeps:

(a)	minutes of all proceedings at directors’ meetings; and

(b)	written records of all directors’ written resolutions passed,

for at least ten years from the date of the meeting or the date on which the directors’ written resolution was passed, as applicable.

DIRECTORS’ CONFLICTS OF INTEREST

18	Directors’ interests

18.1	A director is to be counted in the quorum and may vote in respect of any proposed decision of the directors relating to:

(a)

a transaction or arrangement with the company in which he is, in any way, directly or indirectly, interested, provided that he has complied with any obligation he may have to declare such interest under the Companies Acts; or

(b)

a matter in respect of which he has a conflict of interest, if and to the extent that he has obtained authorisation in respect of such matter in accordance with these articles and provided that he is not prevented from doing so by any terms or conditions attached to such authorisation.

18.2	The company may by ordinary resolution disapply article 18.1, either generally or in respect of a specific matter or matters.

19	Authorisation of conflicts

19.1	A director may seek authorisation in respect of any matter that would otherwise involve a breach by that director of his duty to avoid a conflict of interest.

19.2	If and to the extent that authorisation is given, a director’s duty to avoid a conflict of interest is not infringed in relation to that matter.

19.3	Authorisation may be given:

(a)	by the directors as permitted by section 175 of the 2006 Act, but subject to article 19.4; or

(b)

by written notice to the company given by members together representing a simple majority of the total voting rights of all members who would be entitled to vote on an ordinary resolution to authorise such conflict of interest as at the date of such notice, and may subsequently be revoked in like manner, provided that any revocation shall not affect the legitimacy of anything done by the relevant director prior to such revocation.

19.4	If the directors propose to give or revoke authorisation in respect of any matter pursuant to article 19.3(a):

(a)	the directors must notify the members of the company of that proposal, which notice shall:

(i)	in the case of a proposal to give authorisation, set out the nature and extent of the director’s interest in the matter; or

(ii)	in the case of a proposal to revoke authorisation, set out the reasons for the proposed revocation; and

(b)	the directors may give or revoke authorisation only if:

(i)	members representing a simple majority of the total voting rights in the company have consented in writing to such authorisation being given or revoked (as applicable); or

(ii)

within 14 clear days after notice is given pursuant to article 19.4(a), members representing a simple majority of the total voting rights in the company have not notified the company in writing that authorisation should not be given or revoked (as applicable).

19.5

Authorisation may, either at the time of authorisation or subsequently, be made subject to such terms and conditions as the directors or the members (as applicable) think fit. In particular, but without limitation, the relevant director may be excluded from any or all of:

(a)	receiving information;

(b)	participating in discussion;

(c)	counting in the quorum at directors’ meetings; and

(d)	making decisions,

in relation to any matter in respect of which he has a conflict of interest.

19.6

Subject to the Companies Acts and to any applicable rule of law, the company may by ordinary resolution suspend or relax the provisions of this article 19 to any extent, either generally or in respect of a specific matter or matters.

20	Confidential information

20.1

Subject to article 20.2, a director shall be under no duty to the company with respect to any information that he obtains or has obtained otherwise than as a director of the company and in respect of which he owes a duty of confidentiality to another person. In particular, the director shall not be in breach of his general duties to the company because he:

(a)	fails to disclose any such information to the directors or to any director or other officer or employee of the company;

(b)	does not use or apply any such information in performing his duties as a director of the company.

20.2

To the extent that a director’s relationship with another person to whom he owes a duty of confidentiality gives rise to a conflict of interest, article 20.1 applies only if the existence of that relationship has been authorised in accordance with article 19.

20.3

Where the existence of a director’s relationship with another person gives rise to a conflict of interest and it has been authorised in accordance with article 19, the director shall not be in breach of his general duties to the company because he:

(a)

absents himself from directors’ meetings at which any matter relating to the conflict of interest will or may be discussed or from the discussion of any such matter at a directors’ meeting or otherwise; and/or

(b)	makes arrangements not to receive documents and information sent or supplied by the company relating to any matter which gives rise to the conflict of interest,

for so long as he reasonably believes the conflict of interest subsists.

APPOINTMENT OF DIRECTORS

21	Methods of appointing directors

21.1	Any person who is willing to act as a director, and is permitted by law to do so, may be appointed to be a director:

(a)

by written notice to the company given by members together representing a simple majority of the total voting rights of all members who would be entitled to vote on an ordinary resolution to appoint such person as a director as at the date of such notice; or

(b)	by a decision of the directors.

21.2

In any case where, as a result of death, the company has no shareholders and no directors, the personal representatives of the last shareholder to have died have the right, by notice in writing, to appoint a person to be a director.

21.3

For the purposes of article 21.2, where two or more shareholders die in circumstances rendering it uncertain who was the last to die, a younger shareholder is deemed to have survived an older shareholder.

22	Termination of director’s appointment

22.1	A person ceases to be a director as soon as:

(a)	that person ceases to be a director by virtue of any provision of the Companies Acts or is prohibited from being a director by law;

(b)	a bankruptcy order is made against that person;

(c)	a composition is made with that person’s creditors generally in satisfaction of that person’s debts;

(d)

a registered medical practitioner who is treating that person gives a written opinion to the company stating that that person has become physically or mentally incapable of acting as a director and may remain so for more than three months;

(e)	notification is received by the company from the director that the director is resigning from office, and such resignation has taken effect in accordance with its terms.

22.2

A director may be removed from office by written notice to the company given by members together representing a simple majority of the total voting rights of all members who would be entitled as at the date of such notice to vote on an ordinary resolution to remove such person as a director pursuant to section 168 of the 2006 Act. The director named in the notice shall cease to be a director on the date specified in the notice or, if no date is specified, on the date on which such notice is received by the company.

23	Executive directors

23.1

Subject to the Companies Acts, the directors may appoint any director as an executive of the company, and may enter into an agreement or arrangement with any director for his employment by the company or for the provision by him of any services to the company outside the scope of the ordinary duties of a director.

23.2	The terms of any such appointment, agreement or arrangement shall be determined by the directors.

23.3

Unless the terms of the appointment provide otherwise, or the directors (excluding the director concerned) decide otherwise, a director’s appointment as an executive shall terminate as soon as he ceases to be a director, but without prejudice to any claim to damages for breach of contract.

24	Directors’ remuneration

24.1	Directors are entitled to such remuneration as the directors determine:

(a)	for their services to the company as directors; and

(b)	for any other service which they undertake for the company.

24.2	Subject to the articles, a director’s remuneration may:

(a)	take any form; and

(b)	include any arrangements in connection with the payment of a pension, allowance or gratuity, or any death, sickness or disability benefits, to or in respect of that director.

24.3	Unless the directors decide otherwise, directors’ remuneration accrues from day to day.

24.4

Unless the directors decide otherwise, directors are not accountable to the company for any remuneration which they receive as directors or other officers or employees of the company’s subsidiaries or of any other body corporate in which the company is interested.

25	Directors’ expenses

The company may pay any reasonable expenses which the directors properly incur in connection with their attendance at:

(a) meetings of directors or committees of directors;

(b) general meetings; or

(c) separate meetings of the holders of any class of shares or of debentures of the company,

or otherwise in connection with the exercise of their powers and the discharge of their responsibilities in relation to the company.

26	Alternate directors

26.1	Any director (other than an alternate director) may:

(a)	appoint any person who is willing to act as an alternate director; and

(b)	remove any alternate director appointed by him from office,

by notice in writing to the company.

26.2	An alternate director shall be deemed for all purposes to be a director, and shall not be deemed to be the agent of or for the director who appointed him.

26.3	An alternate director shall be entitled to:

(a)	participate in decision-making (but only if the director who appointed him is not participating); and

(b)	perform all other functions,

in the place of the director who has appointed him, provided that an alternate director (in his capacity as such) shall not be entitled to vote or count in the quorum in respect of any decision for which the director who appointed him would not be so entitled.

26.4	The provisions of these articles relating to directors shall apply to an alternate director in the same way as they apply to a director, except that:

(a)	an alternate director shall not be entitled to any remuneration or other benefit from the company for acting as an alternate director;

(b)	in addition to the cases listed in article 22, a person shall cease to be an alternate director as soon as the director who appointed him ceases to be a director.

26.5	An alternate director is liable for his own decisions, acts and omissions, and a director is not responsible for the decisions, acts or omissions of any alternate director appointed by him.

SHARES

27	All shares to be fully paid

27.1	No share is to be issued that is not fully paid, or credited as fully paid.

27.2	This does not apply to shares taken on the formation of the company by the subscribers to the company’s memorandum.

28	Powers to issue different classes of share

Subject to the articles, but without prejudice to the rights attached to any existing share, the company may issue shares with such rights or restrictions as may be determined by ordinary resolution.

29	Redeemable shares

The company may issue shares which are to be redeemed, or are liable to be redeemed at the option of the company or the holder, and the directors may determine the terms, conditions and manner of redemption of any such shares.

30	Share warrants

30.1	The company may issue, with respect to any fully paid share, a warrant stating that the bearer of the warrant is entitled to the shares specified in it.

30.2

A share warrant shall be issued in such form and on such conditions as the directors may decide, and the directors may make provision for the payment of future dividends (by coupons or otherwise) on the shares included in the warrant.

31	Payment of commissions on subscription for shares

The company may pay commissions in accordance with section 553 of the 2006 Act.

32	Allotment of shares

Nothwithstanding the provisions of section 550 of the 2006 Act, the Directors may:

(a)	allot shares in the company; and/or

(b)	grant rights to subscribe for, or convert any security into, shares in the company,

only if and to the extent that they are authorised to do so by resolution of the company in accordance with section 551 of the 2006 Act.

33	Exclusion of pre-emption rights

Sections 561 and 562 of the 2006 Act are excluded.

34	Company not bound by less than absolute interests

Except as required by law, no person is to be recognised by the company as holding any share upon any trust, and except as otherwise required by law or the articles, the company is not in any way to be bound by or recognise any interest in a share other than the holder’s absolute ownership of it and all the rights attaching to it.

35	Share certificates

35.1	The company must issue each shareholder, free of charge, with one or more certificates in respect of the shares held by that shareholder.

35.2	Every certificate must specify:

(a)	the number and class of shares in respect of which it is issued;

(b)	the nominal value of those shares;

(c)	that the shares are fully paid; and

(d)	any distinguishing numbers assigned to those shares.

35.3 No certificate may be issued in respect of shares of more than one class.

35.4	If more than one person holds a share, only one certificate may be issued in respect of that share.

35.5	A share certificate must be executed by the company in accordance with the Companies Acts.

36	Replacement share certificates

36.1	If a share certificate is:

(a)	damaged or defaced; or

(b)	said to be lost, stolen or destroyed,

the shareholder is entitled to be issued with a replacement certificate in respect of the same shares.

36.2	A shareholder exercising the right to be issued with such a replacement certificate:

(a)	may at the same time exercise the right to be issued with a single certificate or separate certificates;

(b)	if the certificate is damaged or defaced, must return the certificate which is to be replaced to the company; and

(c)	must comply with such conditions as to evidence, indemnity and the payment of a reasonable fee as the directors decide.

37	Lien

37.1

The company shall have a first and paramount lien on every share registered (whether solely or jointly with others) in the name of any member who is indebted or under liability to the company for all moneys due to the company by him or his estate:

(a)	whether solely or jointly with any other person (whether that other person is a member or not);

(b)	whether such moneys are presently payable or not; and

(c)	whether such moneys are in respect of the shares in question or not.

37.2	The company’s lien on any share shall extend to all distributions or other moneys and assets attributable to it.

37.3	The company may sell, in such manner as the directors determine, any shares on which the company has a lien, if:

(a)	a sum in respect of which the lien exists is presently payable;

(b)	notice has been given to the holder of the shares or to any transmittee demanding payment and stating that if the notice is not complied with the shares may be sold (a “lien enforcement notice”); and

(c)	the sum is not paid within 14 clear days after such notice is given.

37.4

To give effect to a sale, the directors may authorise some person to execute an instrument of transfer to, or in accordance with the directions of, the purchaser in respect of the shares sold. The title of the transferee to the shares shall not be affected by any irregularity in or invalidity of the proceedings in reference to the sale. The transferee shall be registered as the holder of the shares comprised in the transfer (whether the share certificate has been produced or not) and shall not be bound to see to the application of the purchase consideration.

37.5	The net proceeds of the sale shall be applied:

(a)	in payment of any costs associated with the sale; then

(b)	in payment of so much of the sum for which the lien exists as is presently payable,

and, upon surrender of the certificate for the shares sold to the company for cancellation, and subject to a like lien for any moneys not presently payable as existed upon the shares before the sale, the remainder (if any) shall be paid to the person entitled to the shares immediately prior to the sale.

37.6

Any lien on shares which the company has shall not apply in respect of any shares that have been charged by way of security to a bank, financial institution or other person or a subsidiary of a bank, financial institution or other person or that are transferred in accordance with article 38.6.

TRANSFER AND TRANSMISSION OF SHARES

38	Share transfers

38.1	Shares may be transferred by means of an instrument of transfer in any usual form or any other form approved by the directors, which is executed by or on behalf of the transferor.

38.2	No fee may be charged for registering any instrument of transfer or other document relating to or affecting the title to any share.

38.3	The company may retain any instrument of transfer which is registered.

38.4	The transferor remains the holder of a share until the transferee’s name is entered in the register of members as holder of it.

38.5

The directors may, in their absolute discretion, refuse to register the transfer of a share, and if they do so, the instrument of transfer must be returned to the transferee with the notice of refusal unless they suspect that the proposed transfer may be fraudulent.

38.6

Notwithstanding article 38.5 or any other provision of these articles, any pre-emption rights conferred on existing members by these articles or otherwise and any other restrictions on transfer of shares contained in these articles or otherwise shall not apply to, and the directors shall not decline to register, any transfer of shares where such transfer is:

(a)

in favour of any bank, financial institution or other person (or any nominee or nominees of such a bank, financial institution or other person) to whom such shares are being transferred by way of security (whether such bank, financial institution or other person is acting as agent, trustee or otherwise); or

(b)

duly executed by any such bank, financial institution or other person (or any such nominee or nominees) to whom such shares (including any further shares in the company acquired by reason of its holding of such shares) are to be transferred as aforesaid pursuant to a power of sale under any security document which creates any security interest over such shares; or

(c)

duly executed by a receiver appointed by a bank, financial institution or other person (or any such nominee or nominees) pursuant to any security document which creates any security interest over such shares.

39	Transmission of shares

39.1	If title to a share passes to a transmittee, the company may recognise only the transmittee as having any title to that share.

39.2	A transmittee who produces such evidence of entitlement to shares as the directors may properly require:

(a)	may, subject to the articles, choose either to become the holder of those shares or to have them transferred to another person; and

(b)	subject to the articles, and pending any transfer of the shares to another person, has the same rights as the holder had.

39.3

However, transmittees do not have the right to attend or vote at a general meeting, or agree to a proposed written resolution, in respect of shares to which they are entitled by reason of the holder’s death or bankruptcy or otherwise, unless they become the holders of those shares.

40	Exercise of transmittees’ rights

40.1	Transmittees who wish to become the holders of shares to which they have become entitled must notify the company in writing of that wish.

40.2	If the transmittee wishes to have a share transferred to another person, the transmittee must execute an instrument of transfer in respect of it.

40.3

Any transfer made or executed under this article 40 is to be treated as if it were made or executed by the person from whom the transmittee has derived rights in respect of the share, and as if the event which gave rise to the transmission had not occurred.

41	Transmittees bound by prior notices

If any notice is given to a shareholder in respect of shares to which a transmittee is entitled, before the transmittee’s name has been entered in the register of members, the transmittee is bound by that notice.

DIVIDENDS AND OTHER DISTRIBUTIONS

42	Procedure for declaring dividends

42.1	The company may by ordinary resolution declare dividends, and the directors may decide to pay interim dividends.

42.2	A dividend must not be declared unless the directors have made a recommendation as to its amount. Such a dividend must not exceed the amount recommended by the directors.

42.3	No dividend may be declared or paid unless it is in accordance with shareholders’ respective rights.

42.4

Unless the shareholders’ resolution to declare or directors’ decision to pay a dividend, or the terms on which shares are issued, specify otherwise, it must be paid by reference to each shareholder’s holding of shares on the date of the resolution or decision to declare or pay it.

42.5

If the company’s share capital is divided into different classes, no interim dividend may be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrear.

42.6	The directors may pay at intervals any dividend payable at a fixed rate if it appears to them that the profits available for distribution justify the payment.

42.7

If the directors act in good faith, they do not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on shares with deferred or non-preferred rights.

43	Payment of dividends and other distributions

43.1	Where a dividend or other sum which is a distribution is payable in respect of a share, it must be paid by one or more of the following means:

(a)	transfer to a bank or building society account specified by the distribution recipient either in writing or as the directors may otherwise decide;

(b)

sending a cheque made payable to the distribution recipient by post to the distribution recipient at the distribution recipient’s registered address (if the distribution recipient is a holder of the share), or (in any other case) to an address specified by the distribution recipient either in writing or as the directors may otherwise decide;

(c)	sending a cheque made payable to such person by post to such person at such address as the distribution recipient has specified either in writing or as the directors may otherwise decide; or

(d)	any other means of payment as the directors agree with the distribution recipient either in writing or by such other means as the directors decide.

43.2	In the articles, “the distribution recipient” means, in respect of a share in respect of which a dividend or other sum is payable:

(a)	the holder of the share; or

(b)	if the share has two or more joint holders, whichever of them is named first in the register of members; or

(c)	if the holder is no longer entitled to the share by reason of death or bankruptcy, or otherwise by operation of law, the transmittee.

44	Deductions from distributions in respect of sums owed to the company

44.1	If:

(a)	a share is subject to the company’s lien; and

(b)	the directors are entitled to issue a lien enforcement notice in respect of it,

they may, instead of issuing a lien enforcement notice, deduct from any dividend or other sum payable in respect of the share a sum of money up to but not exceeding such part of the sum for which the lien exists as is presently payable.

44.2	Money so deducted must be applied towards payment of the sum for which the lien exists.

44.3	The company must notify the distribution recipient in writing of:

(a)	the fact and amount of any such deduction;

(b)	any non-payment of a dividend or other sum payable in respect of a share resulting from any such deduction; and

(c)	how the money deducted has been applied.

45	No interest on distributions

The company may not pay interest on any dividend or other sum payable in respect of a share unless otherwise provided by:

(a)	the terms on which the share was issued; or

(b)	the provisions of another agreement between the holder of that share and the company.

46	Unclaimed distributions

46.1	All dividends or other sums which are:

(a)	payable in respect of shares; and

(b)	unclaimed after having been declared or become payable,

may be invested or otherwise made use of by the directors for the benefit of the company until claimed.

46.2	The payment of any such dividend or other sum into a separate account does not make the company a trustee in respect of it.

46.3	If:

(a)	twelve years have passed from the date on which a dividend or other sum became due for payment; and

(b)	the distribution recipient has not claimed it,

the distribution recipient is no longer entitled to that dividend or other sum and it ceases to remain owing by the company.

47	Non-cash distributions

47.1

Subject to the terms of issue of the share in question, the company may, by ordinary resolution on the recommendation of the directors, decide to pay all or part of a dividend or other distribution payable in respect of a share by transferring non-cash assets of equivalent value (including, without limitation, shares or other securities in any company).

47.2	For the purposes of paying a non-cash distribution, the directors may make whatever arrangements they think fit, including, where any difficulty arises regarding the distribution:

(a)	fixing the value of any assets;

(b)	paying cash to any distribution recipient on the basis of that value in order to adjust the rights of recipients; and

(c)	vesting any assets in trustees.

48	Waiver of distributions

Distribution recipients may waive their entitlement to a dividend or other distribution payable in respect of a share by giving the company notice in writing to that effect, but if:

(a)	the share has more than one holder; or

(b)	more than one person is entitled to the share, whether by reason of the death or bankruptcy of one or more joint holders, or otherwise,

the notice is not effective unless it is expressed to be given, and signed, by all the holders or persons otherwise entitled to the share.

CAPITALISATION OF PROFITS

49	Authority to capitalise and appropriation of capitalised sums

49.1	Subject to the articles, the directors may, if they are so authorised by an ordinary resolution:

(a)	decide to capitalise:

(i)	any profits of the company (whether or not they are available for distribution) that are not required for paying a preferential dividend; or

(ii)	any sum standing to the credit of the company’s share premium account, capital redemption reserve or other non-distributable reserve; or

(iii)	any other amount permitted by law to be so capitalised; and

(b)

appropriate any sum which they so decide to capitalise (a “capitalised sum”) to the persons who would have been entitled to it if it were distributed by way of dividend (the “persons entitled”) and in the same proportions.

49.2	Capitalised sums must be applied:

(a)	on behalf of the persons entitled; and

(b)	in the same proportions as a dividend would have been distributed to them.

49.3

Any capitalised sum may be applied in paying up new shares of a nominal amount equal to the capitalised sum which are then allotted credited as fully paid to the persons entitled or as they may direct.

49.4

A capitalised sum which was appropriated from profits available for distribution may be applied in paying up new debentures of the company which are then allotted credited as fully paid to the persons entitled or as they may direct.

49.5	Subject to the articles the directors may:

(a)	apply capitalised sums in accordance with articles 49.3 and 49.4 partly in one way and partly in another;

(b)

make such arrangements as they think fit to deal with shares or debentures becoming distributable in fractions under this article 49 (including the issuing of fractional certificates or the making of cash payments); and

(c)

authorise any person to enter into an agreement with the company on behalf of all the persons entitled which is binding on them in respect of the allotment of shares and debentures to them under this article 49.

GENERAL MEETINGS

50	Attendance and speaking at general meetings

50.1

A person is able to exercise the right to speak at a general meeting when that person is in a position to communicate to all those attending the meeting, during the meeting, any information or opinions which that person has on the business of the meeting.

50.2	A person is able to exercise the right to vote at a general meeting when:

(a)	that person is able to vote, during the meeting, on resolutions put to the vote at the meeting; and

(b)	that person’s vote can be taken into account in determining whether or not such resolutions are passed at the same time as the votes of all the other persons attending the meeting.

50.3	The directors may make whatever arrangements they consider appropriate to enable those attending a general meeting to exercise their rights to speak or vote at it.

50.4	In determining attendance at a general meeting, it is immaterial whether any two or more members attending it are in the same place as each other.

50.5

Two or more persons who are not in the same place as each other attend a general meeting if their circumstances are such that, if they have (or were to have) rights to speak and vote at that meeting, they are (or would be) able to exercise them.

51	Quorum for general meetings

No business other than the appointment of the chairman of the meeting is to be transacted at a general meeting if the persons attending it do not constitute a quorum.

52	Chairing general meetings

52.1	If the directors have appointed a chairman, the chairman shall chair general meetings if present and willing to do so.

52.2	If the directors have not appointed a chairman, or if the chairman is unwilling to chair the meeting or is not present within ten minutes of the time at which a meeting was due to start:

(a)	the directors present; or

(b)	if no directors are present, shareholders representing a simple majority of the total voting rights of the shareholders attending the meeting,

must appoint a director or shareholder to chair the meeting, and the appointment of the chairman of the meeting must be the first business of the meeting.

52.3	The person chairing a meeting in accordance with this article 52 is referred to in these articles as “the chairman of the meeting”.

53	Attendance and speaking by directors and non-shareholders

53.1	Directors may attend and speak at general meetings, whether or not they are shareholders.

53.2	The chairman of the meeting may permit other persons who are not:

(a)	shareholders of the company; or

(b)	otherwise entitled to exercise the rights of shareholders in relation to general meetings,

to attend and speak at a general meeting.

54	Adjournment

54.1	If the persons attending a general meeting within half an hour of the time at which the meeting was due to start do not constitute a quorum, or if during a meeting a quorum ceases to be present:

(a)	if the meeting was called pursuant to a requisition of the members, the meeting shall be dissolved; otherwise

(b)	the chairman of the meeting must adjourn it.

54.2	The chairman of the meeting may adjourn a general meeting at which a quorum is present if:

(a)	the meeting consents to an adjournment; or

(b)

it appears to the chairman of the meeting that an adjournment is necessary to protect the safety of any person attending the meeting or ensure that the business of the meeting is conducted in an orderly manner.

54.3	The chairman of the meeting must adjourn a general meeting if directed to do so by the meeting.

54.4	When adjourning a general meeting, the chairman of the meeting must:

(a)	either specify the time and place to which it is adjourned or state that it is to continue at a time and place to be fixed by the directors; and

(b)	have regard to any directions as to the time and place of any adjournment which have been given by the meeting.

54.5

If the continuation of an adjourned meeting is to take place more than 14 days after it was adjourned, the company must give at least 7 clear days’ notice of it (that is, excluding the day of the adjourned meeting and the day on which the notice is given):

(a)	to the same persons to whom notice of the company’s general meetings is required to be given; and

(b)	containing the same information which such notice is required to contain.

54.6	No business may be transacted at an adjourned general meeting which could not properly have been transacted at the meeting if the adjournment had not taken place.

55	Voting

A resolution put to the vote of a general meeting must be decided on a show of hands unless a poll is duly demanded in accordance with the articles.

56	Errors and disputes

56.1

No objection may be raised to the qualification of any person voting at a general meeting except at the meeting or adjourned meeting at which the vote objected to is tendered, and every vote not disallowed at the meeting is valid.

56.2	Any such objection must be referred to the chairman of the meeting, whose decision is final.

57	Poll votes

57.1	A poll on a resolution may be demanded:

(a)	in advance of the general meeting where it is to be put to the vote; or

(b)	at a general meeting, either before a show of hands on that resolution or immediately after the result of a show of hands on that resolution is declared.

57.2	A poll may be demanded by:

(a)	the chairman of the meeting;

(b)	the directors;

(c)	two or more persons having the right to vote on the resolution; or

(d)	a person or persons representing not less than one tenth of the total voting rights of all the shareholders having the right to vote on the resolution.

57.3	A demand for a poll may be withdrawn if:

(a)	the poll has not yet been taken; and

(b)	the chairman of the meeting consents to the withdrawal.

57.4	Polls must be taken immediately and in such manner as the chairman of the meeting directs.

58	Content of proxy notices

58.1 Proxies may only validly be appointed by a notice in writing (a “proxy notice”) which:

(a)	states the name and address of the shareholder appointing the proxy;

(b)	identifies the person appointed to be that shareholder’s proxy and the general meeting in relation to which that person is appointed;

(c)	is signed by or on behalf of the shareholder appointing the proxy, or is authenticated in such manner as the directors may determine; and

(d)	is delivered to the company in accordance with the articles and any instructions contained in the notice of the general meeting to which they relate.

58.2	The company may require proxy notices to be delivered in a particular form, and may specify different forms for different purposes.

58.3	Proxy notices may specify how the proxy appointed under them is to vote (or that the proxy is to abstain from voting) on one or more resolutions.

58.4	Unless a proxy notice indicates otherwise, it must be treated as:

(a)	allowing the person appointed under it as a proxy discretion as to how to vote on any ancillary or procedural resolutions put to the meeting; and

(b)	appointing that person as a proxy in relation to any adjournment of the general meeting to which it relates as well as the meeting itself.

59	Delivery of proxy notices

59.1

A person who is entitled to attend, speak or vote (either on a show of hands or on a poll) at a general meeting remains so entitled in respect of that meeting or any adjournment of it, even though a valid proxy notice has been delivered to the company by or on behalf of that person.

59.2	An appointment under a proxy notice may be revoked by delivering to the company a notice in writing given by or on behalf of the person by whom or on whose behalf the proxy notice was given.

59.3	A notice revoking a proxy appointment only takes effect if it is delivered before the start of the meeting or adjourned meeting to which it relates.

59.4	If a proxy notice is not executed by the person appointing the proxy, it must be accompanied by written evidence of the authority of the person who executed it to execute it on the appointor’s behalf.

60	Amendments to resolutions

60.1	An ordinary resolution to be proposed at a general meeting may be amended by ordinary resolution if:

(a)

notice of the proposed amendment is given to the company in writing by a person entitled to vote at the general meeting at which it is to be proposed not less than 48 hours before the meeting is to take place (or such later time as the chairman of the meeting may determine); and

(b)	the proposed amendment does not, in the reasonable opinion of the chairman of the meeting, materially alter the scope of the resolution.

60.2	A special resolution to be proposed at a general meeting may be amended by ordinary resolution if:

(a)	the chairman of the meeting proposes the amendment at the general meeting at which the resolution is to be proposed; and

(b)	the amendment does not go beyond what is necessary to correct a grammatical or other non-substantive error in the resolution.

60.3	If the chairman of the meeting, acting in good faith, wrongly decides that an amendment to a resolution is out of order, the chairman’s error does not invalidate the vote on that resolution.

ADMINISTRATIVE ARRANGEMENTS

61	Means of communication to be used

61.1

Subject to the articles, anything sent or supplied by or to the company under the articles may be sent or supplied in any way in which the 2006 Act provides for documents or information which are authorised or required by any provision of that Act to be sent or supplied by or to the company.

61.2

Subject to the articles, any notice or document to be sent or supplied to a director in connection with the taking of decisions by directors may also be sent or supplied by the means by which that director has asked to be sent or supplied with such notices or documents for the time being.

61.3	Section 1147 of the 2006 Act shall apply in respect of anything sent or supplied by or to the company under the articles, provided that:

(a)

where a document or information is sent or supplied by the company by electronic means, and the company is able to show that it was properly addressed, it is deemed to have been received by the intended recipient at the time of transmission; and

(b)

where a document or information is sent by airmail to an address outside the United Kingdom, and the company is able to show that it was properly addressed, prepaid and posted, it is deemed to have been received by the intended recipient at 9.30 am in the place of receipt on the fifth clear day after it was posted.

61.4

A director may agree with the company that notices or documents sent to that director in a particular way are to be deemed to have been received within a specified time of their being sent, and for the specified time to be less than 48 hours.

62	Company seal

The company shall not have a company seal.

63	No right to inspect accounts and other records

Except as provided by law or authorised by the directors or an ordinary resolution of the company, no person is entitled to inspect any of the company’s accounting or other records or documents merely by virtue of being a shareholder.

DIRECTORS’ INDEMNITY AND INSURANCE

64	Indemnity

64.1	Subject to article 64.2, a relevant director of the company or an associated company may be indemnified out of the company’s assets against:

(a)	any liability incurred by that director in connection with any negligence, default, breach of duty or breach of trust in relation to the company or an associated company;

(b)

any liability incurred by that director in connection with the activities of the company or an associated company in its capacity as a trustee of an occupational pension scheme (as defined in section 235(6) of the 2006 Act); and

(c)	any other liability incurred by that director as an officer of the company or an associated company.

64.2	This article does not authorise any indemnity which would be prohibited or rendered void by any provision of the Companies Acts or by any other provision of law.

64.3	In this article:

(a)	companies are associated if one is a subsidiary of the other or both are subsidiaries of the same body corporate; and

(b)	a “relevant director” means any director, alternate director or former director or alternate director of the company or an associated company.

65	Insurance

65.1	The directors may decide to purchase and maintain insurance, at the expense of the company, for the benefit of any relevant director in respect of any relevant loss.

65.2	In this article:

(a)	a “relevant director” means any director, alternate director or former director or alternate director of the company or an associated company;

(b)

a “relevant loss” means any loss or liability which has been or may be incurred by a relevant director in connection with that director’s duties or powers in relation to the company, any associated company or any pension fund or employees’ share scheme of the company or associated company; and

(c)	companies are associated if one is a subsidiary of the other or both are subsidiaries of the same body corporate.